UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[   ]   Definitive Proxy Statement

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[   ]   Soliciting Material Under Rule 14a-12

THE EASTERN COMPANY
(Name of Registrant as Specified in Its Charter)

BARINGTON COMPANIES EQUITY PARTNERS, L.P., BARINGTON COMPANIES INVESTORS, LLC,

BARINGTON CAPITAL GROUP, L.P., LNA CAPITAL CORP., HILCO, INC., JAMES A. MITAROTONDA

AND MICHAEL A. MCMANUS, JR.

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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The Barington Group is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the 2015 annual meeting of shareholders (the “Annual Meeting”) of The Eastern Company. The Barington Group has made a definitive filing with the SEC of a proxy statement and accompanying WHITE proxy card to be used to solicit proxies for the election of its director nominees at the Annual Meeting.

Item 1. On May 19, 2015, the Barington Group issued the following press release:

FOR IMMEDIATE RELEASE

May 19, 2015

Proxy Mosaic Recommends Shareholders Vote the White Proxy Card for the Barington Group’s Nominees at The Eastern Company’s 2015 Annual Meeting

Joins with Glass Lewis and Egan-Jones in Supporting Both Barington Group Nominees

States that the Barington Group Seems Poised to Reinvigorate the Growth Strategy

and Overall Prospects of Eastern

New York, New York, May 19, 2015 – The Barington Group, a long-term shareholder owning over 5.2% of the outstanding shares of The Eastern Company (NASDAQ: EML), today announced that it has received the support of Proxy Mosaic, a leading independent proxy advisory firm, for the election of its two highly qualified director nominees to the Eastern Board of Directors at the May 20th Annual Meeting of Shareholders.

In its detailed report, Proxy Mosaic analyzes, among other things, Eastern strategic plan and Board composition, as well as provides an assessment of the nominees for the 2015 Annual Meeting.

On Eastern’s Strategic Plan

Proxy Mosaic states that “Despite showing almost no absolute growth across a number of key measures, the Company provides little willingness to adjust or even explain its development strategy. This is a persistent theme with the Company’s leadership….In addition to the subpar corporate governance practices and the evident entrenchment in Eastern’s boardroom, the Company not only is unwilling to entertain potential opportunities to strengthen its current operations, but is also unable to formulate a comprehensive strategy for the future.”

Proxy Mosaic also notes that “Management’s ‘plan’ is not so much a clear vision for the future as it is a broad-stroke explanation of what the Company is doing in the present. In spite of the Dissident’s poignant criticism of Eastern’s performance and capital structure, Management seems to indicate that nothing is wrong….Ultimately, the Company is more eager to defend the track record of its long-tenured board rather than provide shareholders a detailed vision for the Company going forward.”

With respect to the Barington Group’s strategic plan, Proxy Mosaic states, “In contrast to the minimal guidance provided by Management, the Dissident presents a compelling plan to create shareholder value at Eastern….To generate future growth, the Dissident presents a four part plan that would revamp some of the Company’s operations and expand Eastern’s engagement with investors and suppliers.”

On Eastern’s Board Composition

With respect to Eastern’s Board composition, Proxy Mosaic states “While we have serval concerns regarding Eastern’s financial performance, its Board composition is even more worrisome. The impact of the entrenched Board is seen in a number of ways. The consistent and extended underperformance of Eastern can aptly be linked to the Company’s unwillingness to introduce new product lines or extend the business relationships it has realized over previous years with several key OEMs. Furthermore, the entrenchment is perhaps most clearly manifested by the Board’s limited engagement with shareholders and the investors at large. The current Board does not hold quarterly or annual conference calls; there are no analysts that cover the Company, nor does Eastern provide a platform for shareholders to gain further insight into the Company’s current performance and strategy for the future. The fact that no new directors have been added to the board since 1993 and each Director has limited engagements outside of Eastern suggests that there is a persistent inability to generate an appropriate strategy that addresses the Company’s current underperformance.”

Nominee Comparison

With respect to Eastern’s director nominees Samantha Allison and David Robinson, Proxy Mosaic notes that while they have a strong consulting background, their consulting experience is not “industry-oriented and is instead focused on general managerial expertise” and therefore seems to “simply replicate” the Board’s current skill set “rather than add new skills.” Proxy Mosaic also questions the ability of Mr. Robinson to assess the Company’s issues without bias, noting that “due to Mr. Robinson’s long tenure at Eastern, we feel his experience could actually have an inverse effect on his ability to act independently.”

With respect to the Barington Group’s nominees, Proxy Mosaics states that they are “considerably more impressive.”  Proxy Mosaic notes that James Mitarotonda “has an extensive reputation in the investment community, generally viewed as more friend than foe to companies and their management teams. Both he and Mr. McManus bring a wealth of public director experience to the table, significantly more than the director slate endorsed by Management. Specifically, Mr. Mitarotonda has served as the director of several industrial manufacturing companies, most notably A. Schulman, Inc. and OMNOVA. Mr. Mitarotonda also has extensive experience investing in manufacturing and industrial companies that have generated positive returns for Barington, such as Gerber Scientific, Ameron International and Stewart & Stevenson. Furthermore, Mr. Mitarotonda has proved adept in prompting underperforming businesses to take action in order to accelerate growth prospects….”

Proxy Mosaic adds that Michael McManus “is also a strong nominee, and currently serves as the President and CEO of Misonix, Inc., a manufacturer of medical devices. He has also previously held President and CEO roles several savings and loan holdings companies as well as executive roles at different pharmaceutical companies, each of which saw an increase in shareholder value under his tenure.”

Finally, Proxy Mosaic notes that the election of the Barington Group’s nominees would not likely cause disruption to the Company’s operations, stating that “Instead, we think that the Dissident slate would endeavor to rectify some of the long-standing corporate governance issues that have plagued Eastern’s current Board, as well as offer a new perspective on Eastern’s increasingly stalled growth prospects.”

Please Vote the Barington Group’s WHITE Proxy Card Today!

The Barington Group strongly encourages all Eastern shareholders to follow the recommendation of proxy advisory firms Proxy Mosaic, Egan-Jones and Glass Lewis and vote the Barington Group’s WHITE proxy card today!  As the shareholder meeting is tomorrow, shareholders are encouraged to call the Barington Group’s proxy solicitor, MacKenzie Partners, toll free at (800) 322-2885 to obtain assistance voting their shares.

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Important Information:

The Barington Group has filed a definitive proxy statement and an accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) on April 10, 2015 to be used to solicit proxies in connection with the election of its nominees at the 2015 Annual Meeting of Shareholders of The Eastern Company, a Connecticut corporation. Information relating to the participants in such proxy solicitation has been included in the definitive proxy statement.

THE BARINGTON GROUP STRONGLY ADVISES ALL SHAREHOLDERS OF THE EASTERN COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION AND THEIR DIRECT OR INDIRECT INTERESTS.  THE DEFINITIVE PROXY STATEMENT AND OTHER MATERIALS FILED BY THE BARINGTON GROUP IN CONNECTION WITH THE SOLICITATION OF PROXIES ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  SHAREHOLDERS MAY ALSO OBTAIN A COPY OF THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, WITHOUT CHARGE, AT www.barington.com/eastern.html OR BY CONTACTING BARINGTON’S PROXY SOLICITOR, MACKENZIE PARTNERS, INC., AT ITS TOLL-FREE NUMBER: (800) 322-2885 OR AT PROXY@MACKENZIEPARTNERS.COM.

CONTACT:

Jared L. Landaw

Chief Operating Officer

Barington Capital Group, L.P.

(212) 974-5713

SOURCE:

The Barington Group

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